Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

Subsidiary	Ownership	State of Incorporation
Community Savings	100%	Federal

SUBSIDIARIES OF COMMUNITY SAVINGS

Subsidiary	Ownership	State of Incorporation
Community Financial Services, LLC	100%	Ohio

1